Exhibit 10.38

1st AMENDMENT TO LEASE

THIS 1st AMENDMENT TO LEASE (“1st Amendment”) dated as of June 2, 2014 is attached to and made a part of that certain written Lease Agreement (“Lease”) entered into by and between Mojave Air & Space Port (“Landlord”) and TSC, LLC, a Delaware limited liability company (“Tenant”) dated March 1, 2013 for that certain property located at Acreage, as more specifically designated on Exhibit A, Mojave, California.

The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that any terms or provisions of this Lease Amendment are inconsistent with any terms or provisions of the Lease, the terms and provisions of this Lease Amendment shall prevail and control for all purposes. All capitalized terms used in this Lease Amendment shall have the same meanings assigned to them in the Lease, if any, unless otherwise specified in the Lease Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree to amend the Lease as follows:

1.4 Premises: Bldg. 79B and Parking area, as more specifically designated on Exhibit A

1.5 Rentable area: Approximately 26,955 sf. of building and 59,017 sf. of acreage

1.7 Rental: (.040/sq. ft.) $ 139,610.76 per year paid in 12 equal monthly installments of $12,257.43

UNLESS OTHERWISE PROVIDED FOR IN THIS 1st AMENDMENT TO

LEASE, ALL OTHER TERMS AND CONDITIONS

OF THE LEASE SHALL REMAIN THE SAME,

AND IN FULL FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties hereto have executed this 1st AMENDMENT TO LEASE as of the day and year first written above.

TENANT:		LANDLORD:

TSC, LLC		Mojave Air & Space Port

By:	/s/ Enrico Palermo	By:	/s/ Stuart Witt

Enrico Palermo, Vice President, Operations/TSC, LLC	Stuart Witt, CEO